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                                                                    EXHIBIT 23.2


                [SILVERMAN, COLLURA & CHERNIS, P.C. LETTERHEAD]


                                  May 9, 2000


Natural Health Trends Corp.
380 Lashley Street
Longmont, CO 80501
Attn: Mark D. Woodburn, Chief Financial Officer

         Re: Registration Statement on Form S-1, as amended (the "Registration Statement") SEC File No. 333-89419

Gentlemen:

               We refer to the public offering (the "Offering") of the following securities (collectively, the "Securities") of Natural Health Trends Corp., a Florida corporation (the "Company"), as described in the Registration Statement on Form S-1:

        o 2,413,504 shares of common stock of the Company, $.001 par value (the "Common Stock");

               The undersigned hereby consents to the use of its name in the Registration Statement and in the prospectus forming a part of the Registration Statement.

                                             Very truly yours,

                                             SILVERMAN, COLLURA & CHERNIS, P.C.